Exhibit 99.2

 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the reverse merger transaction (the”Recapitalization” or the “Reverse Merger”) between Aspen University Inc. (“AUI”), Aspen Group, Inc. (“AGI”) and Aspen Acquisition Sub., Inc. (“AcquisitionCo”).  In the Reverse Merger, AcquisitionCo was merged with and into AUI, and AUI, as the surviving corporation, became a wholly-owned subsidiary of AGI.  As of the closing of the transaction, all series of AUI’s preferred shares were automatically converted into common shares (per the preferred stock designations, and at the ratio specified for each respective series).  Subsequently, AUI shareholders exchanged their common shares for 25,515,204 newly issued shares of common stock of AGI, or approximately 72% of the common shares of AGI.  As the owners and management of AUI have voting and operating control of AGI after the Reverse Merger and AGI is non-operating and in the development stage, the transaction is accounted for as a recapitalization of AGI.

The unaudited pro forma combined financial statements presented below are prepared using recapitalization accounting for the Reverse Merger.  Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Merger are described in the accompanying unaudited notes presented on the following pages.  The consolidated financial statements of AUI included in the following unaudited pro forma combined financial statements are derived from the audited consolidated financial statements of AUI for the year ended December 31, 2011.  The unaudited pro forma combined balance sheet is prepared as though the Reverse Merger occurred at the close of business on December 31, 2011.  The unaudited pro forma combined statements of operations give effect to the Reverse Merger as though it occurred on January 1, 2011.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had AGI and AUI been a combined company during the specified periods.  The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of AUI included herein and the historical unaudited financial statements of AGI included in its Quarterly Report on Form 10-Q for the nine months ended November 30, 2011.

ASPEN GROUP, INC.
PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2011
(unaudited)

	Aspen	Aspen Group, Inc. F/K/A
	University	Elite Nutritional
	Inc.	Brands, Inc.	Adj	Pro Forma	Pro Forma
	(Historical)	(Historical)	#	Adjustments	Combined

Assets

Current assets:
Cash and cash equivalents	$766,602	$1,489	A	$10,000	$778,091
Accounts receivable	847,234	-			847,234
Accounts receivable, secured - related party	772,793	-			772,793
Receivable from stockholder, secured - related party	2,209,960	-			2,209,960
Note receivable from officer, secured - related party	150,000	-			150,000
Prepaid expenses and other current assets	103,478	-			103,478
Total current assets	4,850,067	1,489		10,000	4,861,556

Property and equipment, net	129,944	-			129,944
Intangible assets, net	1,236,996	-			1,236,996
Other assets	6,559	-			6,559

Total assets	$6,223,566	$1,489		$10,000	$6,235,055

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$1,094,029	$3,703		$-	$1,097,732
Accrued expenses	167,528	178			167,706
Deferred revenue	835,694	-			835,694
Notes payable, current portion	6,383	10,000	A	10,000	26,383
Deferred rent, current portion	4,291	-			4,291
Total current liabilities	2,107,925	13,881		10,000	2,131,806

Line of credit	233,215	-			233,215
Loans payable	200,000	491			200,491
Notes payable	8,768	-			8,768
Deferred rent	21,274	-			21,274
Total liabilities	2,571,182	14,372		10,000	2,595,554

Temporary equity:
Series A preferred stock	809,900	-	C	(809,900)	-
Series D preferred stock	1,109,268	-	C	(1,109,268)	-
Series E preferred stock	1,550,817	-	C	(1,550,817)	-
Total temporary equity	3,469,985	-		(3,469,985)	-

Stockholders’ equity (deficiency):
Series C preferred stock	11,307	-	C	(11,307)	-
Series B preferred stock	368	-	C	(368)	-
Common stock	11,838	12,240	B	(7,344)	35,275
			D	18,541
Additional paid-in capital	3,275,296	8,760	B	7,344	6,754,519
			C	3,481,660
			D	(18,541)
Accumulated deficit	(3,116,410)	(33,883)			(3,150,293)
Total stockholders’ equity (deficiency)	182,399	(12,883)		3,469,985	3,639,501

Total liabilities and stockholders’ equity (deficiency)	$6,223,566	$1,489		$10,000	$6,235,055

See Notes and Assumptions to Pro Forma Combined Financial Statements.

ASPEN GROUP, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(unaudited)

	Aspen	Aspen Group, Inc. F/K/A
	University	Elite Nutritional
	Inc.	Brands, Inc.	Adj	Pro Forma	Pro Forma
	(Historical)	(Historical)	#	Adjustments	Combined

Revenues	$4,477,931	$-		-	$4,477,931

Costs and expenses:
Instructional costs and services	2,493,341	-			2,493,341
Marketing and promotional	1,181,558	-			1,181,558
General and adminstrative	2,634,453	20,159			2,654,612
Depreciation and amortization	264,082	-			264,082
Total costs and expenses	6,573,434	20,159			6,593,593

Operating loss	(2,095,503)	(20,159)			(2,115,662)

Other income (expense):
Interest income	2,656	-			2,656
Interest expense	(27,850)	(178)			(28,028)
Total other expense	(25,194)	(178)			(25,372)

Loss before income taxes	(2,120,697)	(20,337)			(2,141,034)

Income tax expense (benefit)	-	-			-

Net loss	(2,120,697)	(20,337)			(2,141,034)

Cumulative preferred stock dividends	(87,326)	-			(87,326)

Net loss allocable to common stockholders	$(2,208,023)	$(20,337)			$(2,228,360)

Loss per share:
Basic and diluted (E)(F)					$(0.07)

Weighted average number of common shares outstanding:
Basic and diluted (E)(F)					32,667,421

See Notes and Assumptions to Pro Forma Combined Financial Statements.

ASPEN GROUP, INC.
NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(unaudited)

(A)	On December 12, 2011, subsequent to the historical balance sheet date presented and prior to the reverse merger, AGI received $10,000 of proceeds in exchange for a convertible promissory note payable.

(B)
On February 14, 2012, AGI completed a 1-for-2.5 reverse split whereby each 2.5 issued and outstanding shares of AGI common stock, par value of $0.0001 per share were converted into 1 share of AGI (leaving 48,960,000 common shares).

(C)	Upon closing of reverse merger, all series of AUI preferred shares were automatically converted to 13,677,274 common shares.

(D)
To adjust AGI stockholders’ equity (deficiency) accounts to reflect the effects of the recapitalization, including 9,760,000 common shares of existing AGI stock (net of 39,200,000 common shares retired at date of reverse merger) and the conversion of all outstanding common shares of AUI into 25,515,204 common shares (includes 13,677,274 common shares from (C) above) of AGI at par value of $0.001.

(E)
Pro forma basic and diluted loss per common share is based on the weighted average number of common shares which would have been outstanding during the period if the recapitalization had occurred at January 1, 2011, and reflects the exchange of the Series A through Series E preferred stock as well as the common stock of AUI for common stock of AGI.  The shares of preferred stock have been included in the calculation of basic and diluted loss per common share as if they had been converted to common shares on the date issued.

(F)
Pro forma weighted average shares include the retention of 9,760,000 shares of common stock by prior shareholders of AGI as if such shares were issued on January 1, 2011.  In computing pro forma diluted net loss per share, no effect has been given to common shares issuable upon conversion of the $20,000 of convertible notes as the effect would be anti-dilutive.  Such convertible notes are convertible at a conversion price equal to the next equity offering of the Company.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after December 31, 2011 by both AUI and AGI to consummate the Reverse Merger, except as noted above.  Merger costs include fees payable for investment banking services, legal fees and accounting fees.  Such costs will be expensed as incurred.

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